UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2024, Avalo Therapeutics, Inc. (the “Company”) announced the appointment of Jennifer Riley as Chief Strategy Officer, effective January 1, 2025.

Jennifer Riley - Chief Strategy Officer

Ms. Riley, 49 years old, is a proven biotech leader who has held numerous leadership roles in development operations, commercial planning and portfolio optimization and brings over 20 years of experience in the pharmaceutical/biotech industry. Most recently, in October of 2014, she founded Northbrook Consulting, LLC, where she provided operational support to executives of over 30 companies in development strategies, commercialization, and portfolio optimization. Prior to that, she served in numerous senior leadership roles at Biogen Inc. (Nasdaq: BIIB) (from 2005 to 2012), most recently serving as Vice President of Program Leadership and Management, overseeing the strategy and launch readiness for its hemophilia franchise. She also served in the role of Country Manager, where she led sales and marketing for two leading multiple sclerosis products from 2009 to 2010. Ms. Riley’s prior roles with Biogen include Vice President – Global Cardiopulmonary Marketing (2007 to 2009), where she built the team and established the organizational model for the new business area, and Director of Operations (2007), where she oversaw the integration activities following the acquisition of Syntonix Pharmaceutics by Biogen. Prior to Biogen, Ms. Riley served at Health Advances, LLC from 2000 to 2004, where she led strategic product, portfolio, and corporate planning initiatives for client organizations in the biopharmaceutical, medical device, and diagnostics markets. From 1996 to 1999, Ms. Riley was a graduate student at Harvard Medical School’s Department of Microbiology and Molecular Genetics, where she conducted research in the field of host immune response to viral infection and mechanisms of viral immune evasion. Ms. Riley received her B.S. magna cum laude from the University of California, San Diego in molecular biology and her M.A. in virology from Harvard University, where she also completed professional education at the Harvard Business School.

In connection with Ms. Riley’s appointment as Chief Strategy Officer, the Company and Ms. Riley entered into an employment agreement dated November 21, 2024 (the “Riley Employment Agreement”) and effective January 1, 2025. Pursuant to the Riley Employment Agreement, the Company has agreed to provide Ms. Riley with (i) a base salary of $450,000 and (ii) a discretionary annual bonus with a target amount of up to 40% of her base salary, which may be paid in cash or, if mutually agreed by the Company and Ms. Riley, immediately vested equity. As an inducement to entering into the Riley Employment Agreement, Ms. Riley also was granted a stock option to purchase 150,000 shares of the Company’s common stock, vesting over four years, with the first 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the following three years, subject to Ms. Riley’s continued employment with the Company on each applicable vesting date (the “Inducement Grant”). The Inducement Grant was granted on January 1, 2025, with an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on December 31, 2024.

In the event Ms. Riley’s employment is terminated by the Company without Cause or by Ms. Riley for Good Reason (as each term is defined in the Riley Employment Agreement), Ms. Riley will be entitled to: (i) her accrued salary and benefits through the date of termination, (ii) if not yet paid, her earned but unpaid bonus for the prior year, based on the achievement of Company goals as determined by the Compensation Committee, (iii) nine months of her then-current monthly base salary (extended to 12 months if Ms. Riley’s termination occurs within six months following a Change in Control, as defined in the Riley Employment Agreement), (iv) her prorated bonus for the fiscal year in which such termination occurs, based on the achievement of Company goals as determined by the Compensation Committee (increased to 100% of her bonus if Ms. Riley’s termination occurs withing six months following a Change in Control), (v) full vesting of her outstanding options and six months in which to exercise the options, and (vi) up to 12 months of COBRA premium payments. All of Ms. Riley’s severance benefits are subject to her execution of a release of claims and her continued compliance with certain restrictive covenants, including perpetual confidentiality and non-disparagement covenants, invention assignment provisions, and 12-month post-employment non-competition and non-solicitation covenants.

Ms. Riley does not have any familial relationships with any executive officer or director of the Company and there is no arrangement or understanding between Ms. Riley and any other person pursuant to which she was selected to serve as Chief Strategy Officer. Prior to Ms. Riley’s appointment to Chief Strategy Officer, the Company engaged Ms. Riley as a consultant through Northbrook Consulting, LLC (“Northbrook”) to provide consulting services from July 2024 to

December 2024. As disclosed above, Ms. Riley is the founder and sole member of Northbrook. Northbrook received aggregate total payments of approximately $188,000 for consulting services it provided to the Company over the course of its engagement with the Company. Northbrook’s business relationship with the Company ended on December 31, 2024, and Northbrook is not due any additional payment from the Company for services rendered. There have been no other transactions in which the Company has participated and in which Ms. Riley had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing summary of the material terms of the Riley Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On January 2, 2025, the Company issued a press release announcing the appointment of Jennifer Riley as Chief Strategy Officer, effective January 1, 2025. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated November 21, 2024, by and between Avalo Therapeutics, Inc. and Jennifer Riley.

99.1	Press Release dated January 2, 2025.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: January 2, 2025	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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